UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2016

CTI BioPharma Corp.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of CTI BioPharma Corp. (the “Company”) appointed Mr. Matthew Perry as a director of the Board as of January 11, 2016, to serve until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified. It has not yet been determined whether Mr. Perry will serve on any of the committees of the Board.

The appointment of Mr. Perry was made by the Company pursuant to a Letter Agreement (the “Letter Agreement”), dated December 9, 2015, between the Company and BVF Partners L.P. (“BVF Partners”), an existing shareholder of the Company. The Letter Agreement was entered into in connection with the Company’s underwritten public offering of its Series N-2 Preferred Stock, no par value per share, which was consummated on December 9, 2015. Pursuant to the Letter Agreement, BVF Partners was granted a one-time right to nominate not more than two individuals to serve as members of the Company’s Board, subject to the Board’s consent, which is not to be unreasonably withheld and which consent shall be deemed automatically given with respect to two individuals specified in such Letter Agreement (the “Nomination Right”), one of which is Mr. Perry, an affiliate of BVF Partners. BVF Partners has the right to nominate one additional individual to the Board in accordance with the terms of the Letter Agreement. The Nomination Right will terminate as provided in the Letter Agreement. The description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 9, 2015, and is incorporated by reference herein.

Mr. Perry will be compensated for his service on the Board in accordance with the Company’s Director Compensation Policy as in effect from time to time. In connection with his appointment to the Board and in accordance with the Company’s Director Compensation Policy as currently in effect, Mr. Perry received a grant under the Company’s 2015 Equity Incentive Plan (the “Plan”) of 84,034 restricted stock units. The restricted stock units will vest on the first to occur of (1) January 11, 2017, (2) immediately prior to the first annual meeting of the Company’s shareholders that occurs in 2017 and at which one or more members of the Board are to be elected, or (3) immediately prior to the occurrence of a Change in Control (as such term is defined in the Plan), subject to Mr. Perry’s continued service through such date or event.

In connection with his appointment, Mr. Perry will enter into a standard indemnification agreement with the Company substantially in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2014, and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on January 13, 2016 announcing the appointment of Mr. Perry as a director to the Company’s Board as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description	Location
99.1	Press Release issued by CTI BioPharma Corp. on January 13, 2016.	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

		By:	/s/ Louis A. Bianco
Date:	January 13, 2016		Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description	Location
99.1	Press Release issued by CTI BioPharma Corp. on January 13, 2016.	Furnished herewith.